EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Webster Financial Corporation:

We consent to the incorporation by reference in the registration statements No. 333-37530, 333-88021, 333- 48548, 333-87508, 333-104871, 333-107263, 333-122344, 333-132068, 333-137951, 333-156419, 333-161604, 333-167161, 333-183875, 333-212075 and 333-231066 on Form S-8 and Registration Statements No. 333-71707,333-37714, 333-60656, 333-67074, 333-100846 and 333-222055 on Form S-3 of Webster Financial Corporation of our reports dated February 28, 2020, with respect to the consolidated balance sheets of Webster Financial Corporation and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements ), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of Webster Financial Corporation.

/s/ KPMG LLP
Hartford, Connecticut
February 28, 2020